Exhibit 99.1

FOR IMMEDIATE RELEASE

ADVANSTAR REPORTS RESULTS FOR THE FIRST NINE MONTHS AND THIRD QUARTER OF 2006

New York, NY – November 8, 2006 - Advanstar Communications Inc. (“Advanstar”), a leading worldwide media company providing integrated marketing solutions for the Fashion & Licensing, Life Sciences, and Powersports industries, today reported operating results for the first nine months and third quarter ended September 30, 2006.

First Nine Months and Third Quarter 2006 Overview

Joe Loggia, President and CEO of Advanstar said, “We are pleased with our 13% top line growth for the first nine months of the year as well as our solid Adjusted EBITDA performance.  Our performance for both the quarter and year-to-date demonstrates the strength of our initiatives as well as our continued ability to execute our strategy.”

The following table summarizes Advanstar’s performance for the third quarter and first nine months ended September 30, 2006 and 2005:

	Quarter Ended			Nine Months Ended
	September 30,			September 30,
(in thousands of dollars)	2006	2005	% Change	2006	2005	% Change

Revenue	$96,049	$85,691	12%	$261,865	$232,253	13%
Operating income (1)	15,861	22,056	-28%	45,617	40,441	13%
Net income (loss)	1,105	5,206	-79%	(654)	26,860	-102%
Operating cash flow	8,514	9,619	-11%	24,732	(4,004)	718%
Adjusted EBITDA (2)	32,988	32,024	3%	85,614	71,901	19%

(1)                      Includes charges of $8.4 million in the third quarter of 2006, $1.0 million in the third quarter of 2005 and $12.6 million and $3.1 million for the nine months ending 2006 and 2005 respectively relating to contingent earn-out payments for purchase transactions, property obligations and  restructuring charges.

(2)                      A reconciliation of the differences between this non-GAAP financial measure and the most directly comparable GAAP measure can be found at the end of this press release.

First Nine Months of 2006 Results

Revenue increased 13% to $261.9 million from $232.3 million for the same period last year.  The increase is due to 23% growth in the Fashion & Licensing segment, 14% growth in the Powersports segment and 5% growth in the Life Sciences segment.  There were no material event timing differences between the two periods.  Contribution margin grew 13% in the Fashion & Licensing segment, 35% for the Powersports segment and 11% in the Life Sciences segment.

Adjusted EBITDA in the first nine months of the year increased to $85.6 million from $71.9 million in the same period of 2005.  This increase is due to revenue growth discussed above as well as improved operating efficiencies achieved during our 2005 restructuring.

Operating income in the first nine months of the year increased to $45.6 million from $40.4 million in the same period of 2005.  The increase is due to the revenue growth discussed above as well as improved operating efficiencies achieved during our 2005 restructuring.  Advanstar’s first nine month’s operating income includes a third quarter charge of $5.7 million for the estimated contingent earn-out for the 2005 Project tradeshow acquisition and a third quarter charge of $2.0 million pursuant to an agreement to settle all future contingent earn-out payments under the 2005 POOL tradeshow asset purchase agreement, including the termination of the employment of the former owner of POOL. Additional accruals for the Project earn-out may be recognized during the term of the agreement that ends in November 2008. The nine month’s 2006 operating income also includes second and third quarter charges of $4.9 million resulting from an accrual for property obligations and the restructuring of our leased office space. These above adjustments total $12.6 million. Operating income for 2005 includes $3.1 million of restructuring charges.

Cash provided by operations was $24.7 million compared to cash used in operations of $4.0 million in the first nine months of last year.  The improvement in cash flow provided by operations is due to a reduction in cash interest expense of $9.4 million, an increase in tradeshow deposits for 2007 events and a change in working capital items, primarily accounts payable and accrued liabilities.

Net loss for the first nine months of 2006 was $0.7 million, compared to net income of $26.9 million in the same period of 2005.  The reduction is primarily due to the aforementioned charges, and in 2005, $46.5 million of income from discontinued operations and $4.6 million of income from the cumulative effect of accounting changes partially offset by a $12.6 million loss on extinguishment of debt.

Third Quarter Results

Revenue increased 12% to $96.0 million from $85.7 million for the same quarter last year.  The increase is due to 19% growth in the Fashion & Licensing segment, 8% growth in the Powersports segment and 4% growth in the Life Sciences segment.  There were no material event timing differences between the two quarters.  Contribution margin grew 4% in the Fashion & Licensing segment and 16% in the Life Sciences segment.  Losses in our Powersports segment were reduced as our recently launched off road products continue to progress.

Adjusted EBITDA in the third quarter increased to $33.0 million from $32.0 million in the same quarter of 2005.  The increase is due to the revenue growth discussed above.

Operating income in the third quarter decreased to $15.9 million from $22.1 million in the same period of 2005.  Advanstar’s third quarter 2006 operating income includes a charge of $5.7 million for the estimated contingent earn-out for the 2005 Project tradeshow acquisition and a $2.0 million charge pursuant to a settlement related to the POOL acquisition, discussed above. Third quarter 2006 operating income also includes charges of $0.7 million resulting from an accrual for property obligations.  These above charges total $8.4 million for the quarter.  Third quarter 2005 operating income includes a charge of $1.0 million related to a workforce and leased office space reduction.

Cash provided by operations was $8.5 million compared to $9.6 million in the third quarter last year.  Operating cash flow in 2006 reflects a $2.8 million cash payment related to Advanstar’s office lease restructuring activities, and a $1.5 million cash payment to the former owner of POOL discussed above.  These items were partially offset by an increase in tradeshow booth deposits for future events.

Net income was $1.1 million, compared to $5.2 million in the third quarter of 2005.  The reduction is primarily due to the aforementioned charges.  Net income in the third quarter of 2005 included $1.0 million in restructuring charges discussed above.

First Nine Months Segment Operating Summary

The following table summarizes the first nine months segment operating results:

	Revenue Nine Months Ended September 30,		%	Contribution Margin (1) Nine Months Ended September 30,		%
(in thousands of dollars)	2006	2005	Change	2006	2005	Change

Fashion & Licensing	$110,052	$89,710	23%	$62,272	$55,215	13%
Life Sciences	112,574	107,636	5%	36,869	33,163	11%
Powersports	31,620	27,655	14%	10,085	7,468	35%
Other	7,619	7,252	5%	2,025	4,166	-51%

(1)                      Contribution margin is defined as revenue less cost of production; selling, editorial and circulation costs; and certain allocated general and administrative costs.

Fashion & Licensing:

Revenue and contribution margin from Fashion & Licensing for the first nine months of 2006 increased 23% and 13% over 2005. The growth was driven by our Las Vegas MAGIC Marketplace events as well as our New York Project, POOL, and Licensing International events. The Project and Pool events were acquired in August 2005.

Life Sciences:

Revenue and contribution margin from Life Sciences increased 5% and 11% due to strong performances in our healthcare projects and publications groups as well as the improved operating efficiencies achieved during our 2005 restructuring efforts.

Powersports:

Revenue and contribution margin from Powersports increased 14% and 35% driven by strong growth across most of our expositions and publications as well as a reduction in losses incurred in our recently launched off-road publications.

Other:

Contribution margin from Other declined 51% in the third quarter of 2006. The decline is primarily due to the renegotiation of certain tradeshow vendor arrangements and investments in the development of our e-media product offerings.

General and Administrative:

General and administrative costs increased 25% to $39.2 million from $31.4 million in the first nine months of 2005 primarily due to previously mentioned special charges totaling $10.3 million, partially offset by a decrease of $2.7 million in strategic consulting and employee medical expense.

Third Quarter Segment Operating Summary

The following table summarizes the quarterly segment operating results:

	Revenue Quarter Ended September 30,		%	Contribution Margin (1) Quarter Ended September 30,		%
(in thousands of dollars)	2006	2005	Change	2006	2005	Change

Fashion & Licensing	$51,006	$42,740	19%	$28,355	$27,343	4%
Life Sciences	37,452	35,956	4%	13,289	11,502	16%
Powersports	4,960	4,596	8%	(325)	(645)	50%
Other	2,631	2,399	10%	855	1,709	-50%

(1)                      Contribution margin is defined as revenue less cost of production; selling, editorial and circulation costs; and certain allocated general and administrative costs.

Fashion & Licensing:

Revenue and contribution margin from Fashion & Licensing for the third quarter of 2006 increased 19% and 4% over 2005 driven by the growth in our Fall Las Vegas MAGIC Marketplace. Third quarter revenue also includes $3.4 million from our New York Project and POOL events held in July 2006, which were acquired in August 2005.

Life Sciences:

Revenue and contribution margin from Life Sciences increased 4% and 16% due to strong performances in our primary care and dental publications as well as the improved operating efficiencies achieved during our 2005 restructuring efforts.

Powersports:

Revenue and contribution margin from Powersports increased $0.4 million and $0.3 million driven primarily by strong growth in our automotive publications and a reduction in losses incurred in our recently launched off-road publications.

Other:

Contribution margin from Other declined 50% in the third quarter of 2006. The decline is primarily due to the renegotiation of certain tradeshow vendor arrangements and investments in the development of our e-media product offerings.

General and Administrative:

General and administrative costs increased to $18.7 million from $8.9 million in the third quarter of 2005.    This increase is primarily due to the aforementioned third quarter 2006 charges totaling $8.4 million and additional accruals for legal claims and executive separation costs.

Discontinued Operations

Advanstar completed a significant strategic realignment and refocusing of its portfolio through the sale of its non-core assets in a series of transactions in 2005.  In May 2005, Advanstar sold its tradeshows, publications and direct marketing products in the information technology, travel, beauty, home entertainment and portfolio sectors to Questex Media Group.  Also during 2005, Advanstar closed the remaining East Coast fashion events acquired in the Larkin transaction and sold its Arenacross Championship Series events.

Income from discontinued operations for 2005 includes the results of the operations of assets sold or discontinued during 2005 and the gain on the sale of assets.  The results included in discontinued operations are not included in reported revenue, contribution margin or EBITDA.

Conference Call Information

Advanstar will hold a conference call to review third quarter of 2006 results today at 11:00 a.m. Eastern.  The call can be accessed by dialing 1-800-399-1392 with access code number 1383726.  A copy of this release will also be available at our website, www.advanstar.com.

About Advanstar

Advanstar Communications Inc. (www.advanstar.com) is a leading worldwide media company providing integrated marketing solutions for the Fashion & Licensing, Life Sciences and Powersports industries.  Advanstar serves business professionals and consumers in these industries with its portfolio of 87 events, 60 publications and directories, 128 electronic publications and Web sites, as well as educational and direct marketing products and services. Market leading brands and a commitment to delivering innovative, quality products and services enables Advanstar to “Connect Our Customers With Theirs.” Advanstar has roughly 1,000 employees and currently operates from multiple offices in North America and Europe.

Business Risks

The statements contained in this press release and our other oral and written statements that are not historical in nature are forward-looking statements that involve risks and uncertainties. Management of Advanstar believes that its expectations are based upon reasonable assumptions within the bounds of its knowledge of Advanstar’s business.  However, there can be no assurance that they in fact will be realized. Numerous factors may affect Advanstar’s actual results and may cause results to differ materially from those expressed in forward-looking statements made by or on behalf of Advanstar including such factors listed from time to time in Advanstar’s reports filed with the Securities and Exchange Commission including the factors described in Advanstar’s Form 10-K (333-57201) filed March 30, 2006 under the heading “Risk Factors.” Advanstar does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Information

In this press release Advanstar discloses various non-GAAP financial measures as defined by SEC Regulation G, including EBITDA and Adjusted EBITDA.  A reconciliation of the differences between the GAAP financial measures and the non-GAAP financial measures can be found at the end of this press release.

(Tables Follow)

Advanstar Communications Inc.
Statements of Operations
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)

Revenue	$96,049	$85,691	$261,865	$232,253

Operating expenses:
Cost of production	21,298	16,404	55,243	43,923
Selling, editorial and circulation	31,506	28,392	92,047	85,058
General and administrative expenses	18,676	8,871	39,233	31,371
Restructuring charge	—	1,041	2,325	3,056
Depreciation and amortization	8,708	8,927	27,400	28,404
Total operating expenses	80,188	63,635	216,248	191,812

Operating income	15,861	22,056	45,617	40,441
Other income (expense):
Interest expense	(13,355)	(13,919)	(41,182)	(49,192)
Interest income	530	284	1,488	1,128
Loss on extinguishment of debt	(102)	—	(599)	(12,581)
Other (expense) income, net	(65)	(54)	(222)	(75)
Income (loss) from continuing operations before income tax expense	2,869	8,367	5,102	(20,279)
Provision for income taxes	1,999	5,894	5,869	4,009
Income (loss) from continuing operations before cumulative effect of accounting change	870	2,473	(767)	(24,288)

Income from operations of discontinued businesses	235	2,733	113	46,530
Income (loss) before cumulative effect of accounting change	1,105	5,206	(654)	22,242
Cumulative effect of accounting change	—	—	—	4,618
Net income (loss)	$1,105	$5,206	$(654)	$26,860

The following table reconciles EBITDA and Adjusted EBITDA to cash flows provided by operating activities for each period presented:

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in thousands)

Adjusted EBITDA	$32,988	$32,024	$85,614	$71,901
Project earn-out	(5,673)	—	(5,673)	—
POOL contract settlement	(2,000)	—	(2,000)	—
Property obligations	(746)	—	(2,599)	—
Restructure charge	—	(1,041)	(2,325)	(3,056)
EBITDA	24,569	30,983	73,017	68,845
Depreciation and amortization	(8,708)	(8,927)	(27,400)	(28,404)
Operating income	15,861	22,056	45,617	40,441

Interest expense, net	(12,825)	(13,635)	(39,694)	(48,064)
Write-off of deferred financing costs	(102)	—	(599)	(12,581)
Other (expense) income, net	(65)	(54)	(222)	(75)
Provision for income taxes	(1,999)	(5,894)	(5,869)	(4,009)
Cumulative effect of accounting change	—	—	—	4,618
Income from operations of discontinued businesses	235	2,733	113	46,530
Net income (loss)	1,105	5,206	(654)	26,860
Gain on sale of business	—	94		(52,959)
Impairment loss on intangible assets	—	—	—	2,272
Cumulative effect of accounting change	—	—	—	(4,618)
Write-off of deferred financing costs	102	—	599	3,517
Depreciation and amortization	8,708	8,925	27,400	31,356
Deferred income taxes	1,991	2,826	5,807	13,766
Other non-cash items	403	938	2,332	3,510
Changes in operating assets and liabilities	(3,795)	(8,370)	(10,752)	(27,708)
Net cash provided by (used in) operating activities	$8,514	$9,619	$24,732	$(4,004)

Use of Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we use non-GAAP measures, such as EBITDA and Adjusted EBITDA which are derived from results based on GAAP.  The presentation of this additional information is not meant to be considered superior to, in isolation of, or as a substitute for results prepared in accordance with GAAP.

We define “EBITDA” as operating income or loss plus amortization, depreciation.  We define “Adjusted EBITDA” as operating income or loss plus amortization, depreciation, compensation expense related to acquisition earn-out payments, restructuring and other unusual charges.  EBITDA and Adjusted EBITDA are key liquidity measure but should not be construed as an alternative to cash flows from operating activities or operating income (as determined in accordance with GAAP) or as a measure of our profitability or performance. We provide information about EBITDA and Adjusted EBITDA because we believe they are a useful way for us and our investors to measure our ability to satisfy cash needs, including interest payments on our debt, taxes and capital expenditures.  GAAP requires us to provide information about cash flow generated from operations.  However, GAAP cash flow from operations is reduced by the amount of interest and tax payments and also takes into account changes in net current liabilities (e.g., changes in working capital) that do not impact net income.  Because changes in working capital can reverse in subsequent periods, and because we want to provide information about cash available to satisfy interest and income tax expense (by showing our cash flows before deducting interest and income tax expense), we are also presenting EBITDA and Adjusted EBITDA information.  Our definition of EBITDA and Adjusted EBITDA does not take into account our working capital requirements, debt service requirements or other commitments.  Accordingly, EBITDA and Adjusted EBITDA are not necessarily indicative of amounts of cash that may be available to us for discretionary purposes.  Our method of computing EBITDA and Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, our management uses EBITDA to determine our compliance with key financial covenants under our existing Credit Facility, which impact the amount of indebtedness we are permitted to incur.  The definition of EBITDA in our existing Credit Facility is based, in part, on our EBITDA and includes other adjustments described in our credit agreement.

For more information, please contact:

Ted Alpert

Chief Financial Officer

Advanstar Communications

818.227.4082

or

Leigh Parrish

Financial Dynamics for Advanstar Communications

212.850.5651